Exhibit 99.1

CASELLA WASTE SYSTEMS, INC. COMPLETES SUCCESSFUL TERM LOAN REPRICING
RUTLAND, VERMONT (April 18, 2017) - Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company (the “Company”), today announced a successful repricing of the secured term loans under its existing credit facility. The lenders have agreed to an amendment that decreases the applicable interest margin for the Company’s term loans by 25 basis points for both LIBOR borrowings and base rate borrowings. The applicable interest rate margin will continue to be determined based on the Company’s consolidated net leverage ratio, with the interest currently set at 2.75% for LIBOR borrowings (with a 1.00% LIBOR floor), and 1.75% for base rate borrowings. The applicable interest rate will be reduced to 2.50% for LIBOR borrowings (with a 1.00% LIBOR floor), and 1.50% for base rate borrowings upon the Company reaching a consolidated net leverage ratio of 3.75x or less.
The Company expects annual interest savings to be approximately $0.9 million from this repricing. Merrill Lynch, Pierce Fenner & Smith Incorporated and JPM Morgan Chase Bank, N.A. acted as joint lead arrangers for this term loan repricing and amendment.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
Safe Harbor Statement
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: conditions in financial and capital markets; the outcome of our expansion efforts and related matters at the Southbridge landfill, including the uncertainty of the permitting process and groundwater contamination discovered near the landfill, which may delay or negatively impact our permitting activities at that landfill and result in increased costs and liabilities as well as potentially leading to a discontinuation of operations at the landfill; adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and our credit facility agreement requires us to meet a number of financial ratios and covenants. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2016.
We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239

Media:
Joseph Fusco
Vice President
(802) 772-2247

http://www.casella.com